     As filed with the Securities and Exchange Commission on January 30, 2007 File No. 333-_______
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHWEST CHARIOTS INCORPORATED
(Name of small business issuer in its charter)
NEVADA	5941	98-0496885
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

106 1656 Martin Drive, Ste 268, Surrey, British Columbia, Canada, V4A 6E7		Phone 604-202-9390
(Address and telephone number of principal executive offices)

CSC Services of Nevada, Inc.
502 East John Street, Carson City, Nevada, 89706		(775) 882-3072
(Name, address and telephone number of agent for service)

COPIES OF ALL COMMUNICATIONS TO:
W. SCOTT LAWLER, ESQ

11622 El Camino Real, Suite 100, San Diego, California 92130 Phone (888)675-0888 – Facsimile (866)506-8877

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	940,000	$0.10	$94,000.00	$ 11.90

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus
Northwest Chariots Incorporated
940,000 shares of Common Stock

We are offering 940,000 shares of common stock of Northwest Chariots Incorporated (“Chariots”), a Nevada corporation, at a price of $0.10 per share for a total amount of $94,000 (the “Offering”).

This Offering involves a high degree of risk; see "RISK FACTORS" beginning on page 4 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We intend to have an application filed on the company’s behalf by a market maker for approval of common stock for quotation on the Over-the Counter/Bulletin Board quotation system, subject to effectiveness of the Registration Statement.

Our common stock is presently not listed on any national securities exchange or the NASDAQ Stock Market or any other venue.

The Offering:

940,000 shares Offered	Price Per Share	Total
Public Price	$.10	$94,000
Underwriting Discounts and Commissions[1]	- 0 -	$ 0
Total	$.10	$94,000

We are conducting this Offering as a "self-underwriting" through our officers and directors, and therefore, we will pay no underwriting fees or commissions.

1.	We are not using an underwriter for this offering.

2.	We have no minimum offering other than a minimum purchase of 5,000 shares / ($500). We have no arrangement to place the proceeds from this Offering in an escrow, trust or similar account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this Offering will be immediately available to us for its use and retained by Chariots regardless of whether or not there are any additional sales under this offering.

3. Our closing date for the Offering is September 30, 2007 unless all shares are sold prior to that date.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is January 30, 2007

TABLE OF CONTENTS

Item No.	Item in Form SB-2 Prospectus Caption	Page No.

1	Front of Registration Statement and Outside Front Cover Page of Prospectus

2	Prospectus Cover Page

3	Prospectus Summary and Risk Factors	5

4	Use of Proceeds	11

5	Determination of Offering Price	14

6	Dilution	15

7	Selling Security Holders	15

8	Plan of Distribution	16

9	Legal Proceedings	16

10	Directors, Executive Officers, Promoters and Control Persons	16

11	Security Ownership of Certain Beneficial Owners and Management	18

12	Description of Securities	18

13	Interest of Named Experts and Counsel	19

14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	19

15	Organization within Last Five Years	20

16	Description of Business	20

17	Plan of Operation	23

18	Description of Property	25

19	Certain Relationships and Related Transactions	25

20	Market for Common Equity and Related Stockholder Matters	26

21	Executive Compensation	27

22	Financial Statements	F-1 – F-11

23	Changes In and Disagreements With Accountants on Accounting and Financial Disclosure	27

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

ITEM 3: PROSPECTUS SUMMARY AND RISK FACTORS

The Company

We incorporated as Northwest Chariots Incorporated (hereinafter referred to as “Chariots”) on April 4, 2006 in the State of Nevada. The Company’s principal executive offices are located at 106 - 1656 Martin Drive, Ste 268, Surrey, British Columbia, Canada, V4A 6E7. Telephone number is (604) 202-9390.

We are a development stage company. As of the date of this prospectus, we have not had any revenues or begun operations and we have few assets. We have no employees at the present time. We do not expect to commence earning revenues until at least three months after this registration statement becomes effective.

Since incorporation, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

We intend to develop a retail sales and rental business for electrically powered human transporters. Human transporters are individually manned scooters where the individual commuter propels himself to his chosen destination. These transportation devises take up less space when parked and allow for greater mobility as they are well designed for used in congested areas. We intend to use the Segway Human Transporter as our primary product for both sale and rental. Since the inception of this product in 2001, Segway HT’s have gained worldwide acceptance.

With the continuing rising costs for petroleum based fuel contrasted against the use of electricity as an energy source and the already proven acceptance of these transporter products, we believe that we can fill a need by providing personal human transporter products to our metropolitan areas market.

Summary of Financial Information

All of the financial information in this prospectus has been stated in USD.

As at September 30, 2006
Current Assets	$ 34,954
Current Liabilities	$ 1,705
Shareholders’ Equity	$ 33,249

From April 4 to September 30, 2006
Revenues	$0
Net Loss	$ 1,751

We have begun initial minimal operations and are currently without revenue. Our company has no employees at the present time. As at September 30, 2006, accumulated deficit for the company was $1,751. We anticipate that our company will operate in a deficit position and continue to sustain net losses for the foreseeable future while we expand our operations.

Common Shares Outstanding Before This Offering	3,500,000
Maximum Shares Being Offered	940,000
Maximum Common Shares Outstanding After This Offering	4,440,000

We are authorized to issue 75,000,000 shares of common stock. Our current shareholders, officers and directors collectively own 3,500,000 shares of restricted common stock which represents all of our issued and outstanding shares. These shares were issued at a price of $0.01 per share.

Our offering consists of 940,000 shares of our common stock (the “Offering”). The offering price is $0.10 per share. None of our officers, directors or significant investors owns any of the shares being offered.

There is currently no public market for our common stock, as it is presently not traded on any market or securities exchange.

Company Risk Factors

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Chariots. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Unproven Profitability Due to Lack of Operating History Makes an Investment in Our Company an Investment in an Unproven Venture.

We formed the Company on April 4, 2006. As of the date of filing of this prospectus, we do not have any revenues or operations, and have few assets. We do not expect to commence generating revenues until at least six months after completion of the offering, assuming all of the shares offered are sold.

We have a lack of operating history and the revenue and income potential of our business is unproven. If we cannot successfully implement the business strategies, we may not be able to generate sufficient revenues to operate profitably. Since our resources are very limited, insufficient revenues may result in termination of operations, as we cannot fund unprofitable operations, unless additional equity or debt financing is obtained.

Without Being Able to Commence Meaningful Operations, We will Not Have a Means to Acquire or Sell Electrically Powered Human Transporters and Would Never be Operational or Profitable, Resulting in a Total Loss of Your Investment

We believe that we will have to raise $94,000 in proceeds from the sale of shares registered in this Offering to commence operations as currently planned. As we will be spending proceeds of the Offering as they are received, we may spend proceeds without being able to complete a viable product offering. If we fail to bring in significant revenues, we may fail to achieve successful operations, thus resulting in a total loss of your investment.

Securing Suppliers to Provide the Equipment for Sale, Which We Have Not Done to Date, is Critical to Our Ability to Have These Products Available for Our Retail Outlet.

Securing one or more of these suppliers to provide the required products involves a number of important steps:

  Establishing sufficient brand recognition to attract the attention of the supplier;
  Establishing sufficient financing available to attract appropriate suppliers; and
  Contracting with and keeping under contract appropriate suppliers to ensure supply continuity.

Identifying and contracting with appropriate suppliers involves the successful execution of the above steps, which requires capital and human resources. We have not made any efforts to contract with suppliers. We may not have sufficient capital or human resources to successfully accomplish these steps. If we fail to identify, contract with and retain appropriate suppliers, we will not attract customers, without whom we will not derive revenues and will be unable to continue operations.

We Must Build a Website and Establish a Retail Outlet in Order to Be Able to Sell Our Products to the Public or We Will Not Be Able to Derive Any Revenue.

In order to establish these venues to market the transporters, we must establish:

  An Internet website highlighting the available transporter models and the advantages of these personal transporters; and
  A retail showroom in a leased location which is accessible and appropriate to our customer demographic.

Both of these projects are in the early stages of development and require substantial time and resources to complete. We currently do not have the funds to establish a website nor to negotiate with property managers to open a retail showroom. Without successfully identifying and contracting with an appropriate property manager, we will not attract customers, without whom we will not derive revenues and will be unable to continue operations.

We Need $94,000 to Commence Our Plan of Operations. Without These Funds, Our Limited Contingency Plan for Sale of Our limited Inventory May Fail. We May Therefore Never Be Able to Commence Operations.

We require $94,000 to commence our plan of operations. There can be no assurance that this Offering will produce those proceeds or that we will derive the proceeds through any other mechanism. We have a contingency plan to sell our inventory on a website, on e-Bay or at auction. We may not be successful at selling our inventory through any of these mechanisms. It is difficult to drive traffic to a website without spending money on internet or other marketing. Even if potential customers visit the website, they may not buy our transporters. No assurance can be given that anyone will buy the transporter on e-Bay or at auction. If we do not raise the proceeds or sell our inventory, we will not be able to commence operations and we will fail, resulting in a total loss of investment.

We Have Never Sold Any Transporters and May Never Be Able to Do So Profitably. Our Failure to Sell Transporters Profitably Will Drain Available Cash and Eventually Force Us to Cease Operations.

We have only been in business since April 2006. There is no meaningful historical data for an investor to evaluate. As of September 30, 2006, we had $34,954 in assets and $1,705 in liabilities. Our cash balance on December 31, 2006 was $23,303. of which an estimated $20,720. will be required to pay the remaining Offering costs. We have derived no revenue and no profits. The revenue and income potential of our business and the market for sales of transporters has to be proven. We will encounter risks and difficulties commonly faced by early-stage companies in new and rapidly evolving markets. We intend to make significant investments in our infrastructure, website and showroom. As a result, we have a net loss from operations since inception and may not be able to reach or sustain profitability in the future. If we fail to become profitable, we will be forced to cease operations.

Failure to Develop an Audience or to Convert the Audience to Purchasers Will Result in Insufficient Sales and Revenues and We May Not Be Able to Sustain Operations.

We expect that many of the same factors that will influence potential purchasers to visit our retail or online showroom will also control their purchasing. We may not be successful in achieving either of these ends without being able to:

  Drive purchasers either to the showroom or the e-commerce Internet site which we plan to build;
  Provide personal transporters that will appeal to our customer demographic, both online customers and retail storefront customers;
  Establish and enhance our infrastructure to handle sales and rentals;
  Continue to research and develop precise locations for additional showroom locations; and
  Diversify our product offerings to appeal to a more diverse range of purchasers.

Our investment in these programs will require substantial amounts of cash, which may not be available. Such expenditures will affect adversely our short-term profitability. We may fail to successfully implement these programs or otherwise fail to develop a qualified audience of purchasers. Such a failure would impact revenues adversely, and cause our business to suffer. Without sufficient revenues, we will be unable to fund our ongoing operations and would have to cease operations.

We May Not Be Able to Compete Effectively Against Dominant Companies Who Already Sell Personal Transporters Because We Lack the Equipment, Staff, Strategic Alliances and Experience.

There are numerous, well-financed competitors who offer personal transporters for sale through showrooms and/or websites which will directly compete with us for new purchasers. Several competitors have larger staffs, more resources, more strategic alliances, more sophisticated equipment and more experience in the field of providing transporters and accessories to the public than we do. Some of these competitors include:

  Honda Centre
  Greater Vancouver Powersports
  E-cycle of the Fraser

We have not demonstrated that we can compete successfully against these competitors and we may not be able to in the future. If we are unable to effectively compete, our results would be negatively affected, we may be unable to implement our plan and we might ultimately fail.

If Essential Officers, Douglas Dewar and James Davies, Leave Prior to Securing Either of Their Replacements, the Company Will Be Left Without Management or Employees and Its Business Operations Would Cease.

Our chief executive officer, Douglas Dewar, and principal financial officer, James Davies, are entirely responsible for the development and execution of our business. They are under no contractual obligation to remain employed by us. If they should choose to leave us for any reason before we have hired additional personnel, we will fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop the marketing plan, complete the website and secure retail showroom space for us. We will fail without an appropriate replacement for either of them.

Our Independent Auditors’ Report States That There is a Substantial Doubt That We Will Be Able to Continue as a Going Concern.

Our independent auditors Bateman & Co., Inc., P.C., Certified Public Accountants, state in their audit report, dated January 3, 2007, and included with this prospectus, that since we have no business operations to date and must secure additional financing to commence our plan of operations, these matters raise substantial doubt about our ability to continue as a going concern.

Our Failure to Secure Additional Financing Will Limit Our Ability to Commence Operations and Thereafter Continue Operations.

In order to commence our operations, we will require financing in addition to the funds we hope to raise from the sale of shares offered under this prospectus. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing may have a serious effect on our ability to commence operations or thereafter to continue operations.

We May Be Unable to Obtain the Additional Capital Required to Grow Our Business. We May Have to Curtail Our Business if We Cannot Find Adequate Funding, Resulting Ultimately in Business Failure.

Our ability to grow depends significantly on our ability to expand our operations through internal growth and by acquiring other companies or assets that require significant capital resources. We may need to seek additional capital from public or private equity or debt sources to fund our growth and operating plans and respond to other contingencies such as:

  shortfalls in anticipated revenues or increases in expenses;
  the development of new services; or
  the expansion of our operations, including the recruitment of additional personnel.

We cannot be certain that we will be able to raise additional capital in the future on terms acceptable to us or at all. If alternative sources of financing are insufficient or unavailable, we may be required to modify our growth and operating plans in accordance with the extent of available financing. Any additional equity financing may involve substantial dilution to our then existing shareholders.

With No Minimum Share Sale Requirement, It Is Possible That Our Company Will Fail to Implement Its Entire Business Plan Despite Having Raised Some Funds From This Offering.

Our Offering is not subject to any minimum sale of shares. Consequently, the early investor is not assured of any other shares being sold. You may be the only purchaser. If we fail to sell the entire offering, we will not be able to implement our entire business plan, and this fact would substantially increase the risk of your investment.

We are dependent upon this Offering to be able to implement the business plan and the lack of revenues and profits may make obtaining additional capital more difficult. We presently have no significant operating capital and are totally dependent upon receipt of the proceeds of this Offering to provide the capital necessary to commence the proposed business. Upon completion of this offering, the amount of capital available to us will still be extremely limited, especially if less than the total amount of the Offering is raised since this is a self-underwritten offering. We have no commitments for additional funding. If we need to and are unable to raise additional capital, then an investor may lose their investment.

Rules of the SEC about Penny Stocks Apply to Us and May Impair Our Share Price and Marketability.

The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules apply to us and our securities. (See "Description of Securities Penny Stock Classification.")

"Penny Stocks" are stocks:

1.	with a price of less than $5.00 per share;

2.	that are not traded on a "recognized" national exchange;

3.	whose price are not quoted on the NASDAQ system;

4.	with issuers of net tangible assets less than $2 million (if the issuer has been in continuous operation less than three years).

The requirements affecting brokers trading in our shares, which are discussed in the Risk Factors immediately following, reduce the potential market for our shares by reducing the number of potential investors. This will make it more difficult for investors in our common stock to sell shares to other parties or to otherwise dispose of them. This, in turn, could cause our stock price to decline. This impediment to trading could make it difficult for our stock to ever develop any consistency in volume, or any substantial volume, which negatively affects liquidity of the shares, thereby potentially negatively impacting our share price.

Regulations Regarding Penny Stocks May Impair Our Shares' Tradability in the Market if One Ever Develops.

Our securities, if and when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may adversely affect the ability of investors and broker-dealers to sell our securities and also may adversely affect the ability of purchasers in this Offering to sell their securities in any market that might develop therefore. (See "Description of Securities.")

Investors Should Be Aware of the Risks in the Market for Penny Stocks and the Possibilities of Fraud and Abuse.

We want shareholders to be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. The Company will not be able to control any of such patterns.

We Expect Our Stock Price To Be Volatile Which Could Cause Investment Losses to Purchasers of Our Stock.

The trading price of our common stock is likely to be highly volatile. Our stock price could fluctuate widely in response to many factors, including the following:

  Our historical and anticipated quarterly and annual operating results;
  Announcements of new products or services by us or our competitors or new competing technologies;
  Investor perceptions of us;
  Developments in the industry;
  Technological innovations;
  Changes in pricing made by us, our competitors or providers of alternative services;
  The addition or loss of business customers;

  Variations between our actual results and analyst and investor expectations;
  Conditions or trends in the industry;
  Announcements by us of significant acquisitions, strategic partnerships, joint venture or capital commitments;
  Additions or departures of key personnel;
  General market and economic conditions.

In addition, in recent years the stock market in general, and the Nasdaq National Market have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of these companies. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

Difficulty in Reselling Our Stock Due to a Lack of a Public Trading Market

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to have our common stock quoted on the OTC / Bulletin Board as soon as practicable. However, there can be no assurance that our shares will be quoted on the OTC / Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, stock price may be volatile.

Future Sales of Our Common Stock by Restricted Shareholders Could Have a Depressive Affect on the Market Price of Our Stock.

Currently, we have 3,500,000 shares of common stock outstanding, which amount does not include those being offered for sale in this registration. Subject to restrictions on transfer referred to below, all other shares of common stock which we have not registered are treated as "restricted securities" as defined under the Securities Act (3,500,000 shares) and in the future may be sold in compliance with Rule 144 under the Securities Act or pursuant to a registration statement filed under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions or market-maker transactions an amount equal to the greater of (i) one percent (1%) of our issued and outstanding common stock or (ii) the average weekly trading volume of the common stock during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the company and who has satisfied a two year holding period. The sale of substantial numbers of these shares, whether pursuant to Rule 144 or pursuant to a registration statement, may have a depressive effect on the market price of our common stock by causing the supply to exceed demand.

Our Operating Results in Future Periods are Likely to Fluctuate Significantly and May Fail to Meet or Exceed the Expectations of Securities Analysts or Investors, and This Could Affect Our Market Price, If Any.

Our annual and quarterly operating results are likely to fluctuate significantly in the future due to numerous factors, many of which are outside of our control. These factors include, but are not necessarily limited to, low revenues, competition, failure to approve products proposed, lack of additional capital, competition, management changes, and high operating costs. If our operating results are negatively affected by any of these factors, our operating results in future periods could fail to meet or exceed the expectations of securities analysts or investors. In this event, any trading price of our common stock would likely decline.

Our Stock Price May Experience Volatility Because of Competitive Developments and Other Factors Beyond Our Control and You May Lose All or a Part of Your Investment.

The market prices of stock for companies, particularly following an initial offering, often reach levels that bear no relationship to the past or present operating performance of those companies. These market prices may not be sustainable in the after market.

Share Purchasers Could Suffer Dilution From Issuances of Shares in the Future for Consideration Less Than That Paid By Our Current Investors.

We may issue additional shares to finance our future capital and operations requirements. Any issuance will reduce the present percent of ownership of previous investors and will result in additional dilution to investors purchasing shares in the market. (See "Additional Financing Required".)

Dilution to Present and Future Shareholders by Sale of This Offering or New Issuances in the Future Will Occur.

Upon the sale of shares, there may be substantial dilution to the shareholders. The offering price of $0.10 is substantially higher than the pro forma, net tangible book value per share of our outstanding common stock. The net tangible book value attributable to our shares as of September 30, 2006 was $33,249, or $0.0095 per share. Net tangible book value per share of common stock is determined by dividing the number of outstanding shares of common stock into the net tangible book value attributable to our common stock, which is our total tangible assets less our total liabilities. After giving effect to possible sale of our shares at a price of $0.10 per share, and after deducting the Offering expenses payable, the adjusted net tangible book value attributable to our common stock will increase. This represents an immediate increase in net tangible book value per share to the holders of our existing common stock and an immediate dilution per share to shareholders purchasing shares of stock at the offering price of $0.10 per share. See "Dilution" hereinafter on pg. 14.

Our Limited Operating History Could Adversely Affect Our Business

We are subject to all the risks and issues inherent in the establishment and expansion of a new business enterprise. In general, development stage businesses are subject to levels of risk that are often greater than those encountered by companies with established operations and relationships. Startups often require significant capital from sources other than operations. The management and employees of a startup business shoulder the burdens of the business operations and a workload associated with company growth and capitalization that is disproportionately greater than that for an established business. Our relatively limited operating history makes it difficult, if not impossible, to predict future operating results. We cannot give any assurance that we will successfully address these risks. Our failure to successfully address these risks could have a material, adverse effect on our business, financial condition and results of operations.

You Should Not Expect to Receive a Liquidation Distribution

If we were to wind up or dissolve Chariots and liquidate and distribute our assets, our shareholders would share ratably in our assets only after we satisfy any amounts we would owe to our creditors. If our liquidation or dissolution were attributable to our inability to profitably operate our business, then it is likely that we would have material liabilities at the time of liquidation or dissolution. Accordingly, we cannot give you any assurance that sufficient assets will remain available after payment to our creditors to enable you to receive any liquidation distribution with respect to any shares you may hold.

ITEM 4: USE OF PROCEEDS

We intend to raise $94,000 from the sale of 940,000 shares of common stock at $0.10 per share. This Offering is for a maximum amount of $94,000 and no minimum sale requirement. All funds received from this Offering will be paid directly to the company. We have no intention to return any stock sale proceeds to investors if the maximum amount is not raised.

Readers will note that Chariots has already raised a total of $35,000 from the sale of 3,500,000 shares of common stock. The total amount of $35,000 has been raised from the sale of stock to affiliates, officers and directors; these shares sold are restricted and are not being registered in this offering. The Offering expenses associated with this Offering are estimated to be $30,500. As at December 31, 2006, we had a cash balance of $23,303. Of this amount, $2,500 will be spent on preliminary inventory samples. As of December 31, $9,780 had been paid towards the expenses of this Offering, an additional $20,720 is required to complete the Offering. Existing cash will pay for the entire outstanding balance created from this offering. None of the Offering expenses are to be paid out of the proceeds of this offering. The entire sum of monies raised from this Offering will be used to finance our plan of operations. None of the proceeds of this Offering will be used to repay any existing debt.

The following table indicates how we intend to use these proceeds of this offering.

Proceeds from Sale of Common Stock	$94,000

Expenses
Legal Counsel & Auditor	8,000
Retail Location	15,000
Inventory	27,000
Marketing & Travel	23,000
Website Development	3,000
Office Furniture, Equipment & Supplies	5,000
Website Hosting & Telecom	3,000
Bookkeeping & Office Administration	9,000
Miscellaneous	1,000
Total	$94,000

The above expenditure items are defined as follows:

Legal Council and Auditor: This expenditure item refers to the normal legal and audit costs associated with maintaining a publicly traded company. We expect to make these expenditures throughout the year, commencing upon the effective date of this registration statement.

Retail Location: This item refers to the cost of renovations to a leased premise. It also includes the cost of putting an appropriate lease in place, prepaid rent and monthly lease payments required for the showroom. We expect to begin this expenditure within six months of the closing of this offering.

Inventory: This expenditure item refers to the total cost of establishing product inventory for sale to the public. We will do monthly evaluation of our sales to adjust the products and the quantity of each product we wish to carry in our inventory stock.

Marketing and Travel: This expenditure refers to the cost of a full marketing program and the distribution of product information to our customers and interested business individuals. This will include direct marketing, local newspaper advertising directed to specific geographical and demographical locations, as well as cross-promotions with environmental programs, and agencies who develop environmental awareness. As the business develops we will branch into radio, television, and various print mediums to enhance the branding of our business.

Website Development: This expense is the cost associated with the development of the website. The website will be used to outline our products, introduce and display our inventory.

Office Furniture, Equipment and Supplies: This expenditure refers to items such as desks, chairs, computer hardware and software, photocopier, fax machine, telephone system filing cabinets, office supplies and other similar office requirements. We expect to begin making these purchases during the second month of operations after the effective date of this prospectus.

Website, Hosting and Telecom: This item covers the cost of telephone and fax services as well as the cost to host our website for the twelve-month period following the effective date of this registration statement.

Bookkeeping and Office Administration: This expense is to cover the cost of bookkeeping and other administrative costs.

Miscellaneous: This expense refers to any miscellaneous costs that have not been otherwise listed such as bank service charges and sundry items. This amount should cover all unexpected costs not mentioned or listed in the above list. Any additional funds not used in this category will be funneled back into marketing.

There is no assurance that we will raise the full $94,000 as anticipated. The following is the break down of how management intends to use the proceeds if only 25 percent, 50 percent, or 75 percent of the total Offering amount is raised:

Expenditure Item	25%	50%	75%	100%

Legal Counsel & Auditor	8,000	8,000	8,000	8,000

Retail Location	-	-	15,000	15,000

Inventory	2,000	14,000	23,000	27,000

Marketing & Travel	2,000	13,000	13,000	23,000

Website Development	7,000	7,000	3,000	3,000

Office Furniture, Equipment & Supplies	500	1,000	3,000	5,000

Website Hosting & Telecom	3,000	3,000	3,000	3,000

Bookkeeping & Office Administration	500	500	1,500	9,000

Miscellaneous	500	500	1,000	1,000

Total	23,500	47,000	70,500	$94,000

If only 25% of the Offering is sold, we will continue with development plans. However, most of our budgeted expenses will need to be placed on hold. Plans for a retail store will be placed on hold until sufficient capital becomes available. In the interim, we will need to follow our contingency plan.

Our contingency plan will be to generate revenue entirely through an internet-based business. Therefore, we will concentrate our financial resources on developing a fully inter-active website to market our products. Funding for marketing and promotions will be restricted. We will purchase limited sample inventory. Internet marketing will be the only form of advertising the company will use. This will keep costs low and allow for a targeted marketing campaign intended to bring large volumes of traffic to the website. Our directors and officers will participate in all functions to generate sales and revenues for the business. We will use the office furniture and computer hardware of the directors. The directors will take responsibility for monthly bookkeeping and quarterly in-house interim financial statements for the auditor’s review. We anticipate that the $23,500 along with the expectation of limited revenue from modest sales will be sufficient to sustain operations during the short-term. However, there would be insufficient funds available for furtherance of the plan of operations as detailed later in this prospectus under the heading “PLAN OF OPERATION”.

If less than $23,500 is made available, our business plan will be on hold due to the lack of cash resources. Our immediate focus will be to identify and obtain financing to remain in business. Management does not have a definitive plan to provide additional funding.

We will use the limited financial resources available to first cover our ongoing legal and audit costs. Remaining funds will be used to develop an inter-active website in an attempt to generate revenue. No inventory will be acquired and products will be procured only when their resale is confirmed. Marketing expenses would need to be carefully directed.

In the event that only 50% of the Offering amount is raised, we will be able to further the plan of operation; however, our activities will continue to be severely restricted. We will not be able to finance a retail location to sell our inventory of human transporters. We will invest financial resources in travel & marketing, concentrating on road sales to generate revenue. We will also depend on an inter-active website to accept customer orders. We will restrict office furniture and equipment expenditures, relying heavily on the directors and officers to supply computers and fulfill the daily operation requirements of the business.

As indicated, we will restrict spending to only those items deemed necessary for the short-term success of the business. Without the ability to aggressively pursue the plan of operations, it is likely that we will take much longer to build a profitable business.

If 75% of the total Offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items. We will search for, and procure, leased premises to use as a retail sales center. Since our business will have a retail store, the website will only be used as a marketing tool, directing traffic to our store. We will rely heavily on the directors and officers to fulfill the operating requirements of the business, taking responsibility for monthly bookkeeping and quarterly in-house interim financial statements for the auditor’s review.

The monies we have raised thus far, $35,000, from selling stock to our officers and directors will be sufficient to pay the initial developmental cost, all expenses of this offering, and purchase limited sample inventory which is estimated to be $2,000, $30,500 and $2,500 respectively for a total of $35,000. The total amount of money raised from the sale of the 940,000 shares of this Offering will be used for the purpose of furthering the Company's plan of operation, as detailed under the heading “PLAN OF OPERATION” below.

ITEM 5: DETERMINATION OF OFFERING PRICE

There is no established market for our common stock. We have arbitrarily set our Offering price for shares sold pursuant to this Offering at $0.10 per share. The 3,500,000 shares of stock already purchased by officers and directors were sold for $0.01 per share. All of the outstanding shares of our stock are restricted. The additional factors that were included in determining the sales price are the lack of liquidity since there is no present market for our stock and the high level of risk considering our lack of operating history.

ITEM 6: DILUTION

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the Offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by existing stockholders is lower than the Offering price offered to new investors.

We are offering shares of our common stock for $0.10 per share through this offering. Since our inception on April 4th, 2006, our officers and directors have purchased shares of our common stock for $0.01 per share.

Comparative Data

The following table sets forth dilution with respect to existing shareholders and new investors, a comparison of the number of our shares of common stock purchased, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share is included

	Shares Purchased Total Consideration Average
	Number	Percent Amount		Percent Price/Share

Existing shareholders
If 50% sold (min)	3,500,000	88.2%	$35,000	42.7%	$0.01
If 75% sold	3,500,000	83.2%	$35,000	33.2%	$0.01
If 100% sold (max)	3,500,000	78.8%	$35,000	27.1%	$0.01

New shareholders
If 50% sold (min)	470,000	11.8%	$47,000	57.3%	$0.10
If 75% sold	705,000	16.8%	$70,500	66.8%	$0.10
If 100% sold (max)	940,000	21.2%	$94,000	72.9%	$0.10

Total
If 50% sold (min)	3,970,000	100%	$82,000	100%	0.021
If 75% sold	4,205,000	100%	$105,500	100%	0.025
If 100% sold (max)	4,440,000	100%	$129 000	100%	0.029

Following is a table detailing dilution to investors if 25%, 50%, 75%, or 100% of the Offering is sold.

	25%	50%	75%	100%

Net Tangible Book Value Per Share
Prior to Stock Sale	0.0095	0.0095	0.0095	0.0095

Net Tangible Book Value Per Share
After Stock Sale*	0.0034	0.0070	0.0174	0.0218

Cost of Shares owned by existing
stockholders at $0.01 per share	35,000	35,000	35,000	35,000

Cost of Shares owned by new investors
at $0.10 per share	23,500	47,000	70,500	94,000

Increase in Net Book Value Per Share
Due to Stock Sale	(0.0025)	0.0030	0.0079	0.0123

Loss (subscription price of $.10 less net
tangible book value per share)	0.0930	0.0875	0.0826	0.0782

* Computation of Net Tangible Book Value per Share after stock sale includes the Offering costs of $30,500.

As at September 30, 2006, the net tangible book value of our stock was $0.01 per share. If we are successful in selling all of the offered shares at the public Offering price, the pro forma net tangible book value of our stock after deducting the Offering costs of $30,500 would be $96,749 or approximately $0.02 per share. That would represent an immediate increase of $0.01 in net tangible book value per share and $0.08 or 78.2% per share dilution to new investors, assuming all the shares are sold at the Offering price of $0.10 per share. The existing stockholders have purchased a total of 3,500,000 shares for an aggregate amount of $35,000 or an average cost of $0.01 per share. Your investment in our shares will cost you $0.10 per share. In the event that this Offering is fully subscribed, the book value of the stock held by the existing stockholders will increase by $0.01 per share, while your investment will decrease by $0.08 per share.

If this Offering is fully subscribed, the total capital contributed by new investors will be $94,000. The percentage of capital contribution will then be 27% for the existing stockholders and 73% for the new investors. The existing stockholders will then hold, as a percentage, 79% of the issued and outstanding shares of our company, while the new investors will hold, as a percentage, 21%.

ITEM 7: SELLING SECURITY HOLDERS

Our current shareholders are not selling any of the shares being offered in this prospectus.

ITEM 8: PLAN OF DISTRIBUTION

Upon effectiveness of the registration statement, of which this prospectus is a part, we will conduct the sale of shares on a self-underwritten basis. There will be no underwriters used, no dealers' commissions, and no passive market making. Our officers and directors, Douglas Dewar, James Davies and Robert Doolan will sell securities on our behalf in this offering. Douglas Dewar, James Davies and Robert Doolan are not subject to a statutory disqualification as such term is defined in Section (a)(39) of the Securities Exchange Act of 1934. They will rely on Rule 3a4-1 to sell our securities without registering as broker-dealers. They are serving as our officers and directors otherwise than in connection with transactions in securities and will continue to do so at the conclusion of this offering. They have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months. Our officers and directors will not receive commissions or other remuneration in connection with their participation in this Offering based either directly or indirectly on transactions in securities. Our officers and directors intend to contact people that they know from previous business relationships in connection with their efforts to sell the securities offered by this prospective. We will only use this prospectus in connection with this Offering and no other sales materials. Since our officers and directors are Canadian residents, we expect all of the sales of this Offering to be conducted in the western provinces of Canada. If at a later date we determine to conduct this Offering in the United States, we will have to comply with applicable state securities laws of the states where we would be offering the securities, which could include registering as an issuer-dealer. Since we currently do not plan on conducting the Offering in any particular state, we have not determined the requirements of any state’s securities laws that would be applicable with respect to this offering.

We plan to offer shares to the public, at a price of $0.10 per share with no minimum amount to be sold. The officers and directors will not purchase any shares under this offering. We will keep the Offering open until we sell all of the shares registered, or September 30, 2007, which ever occurs first. There can be no assurance that we will sell all or any of the shares offered. We have no arrangement or guarantee that we will sell any shares. All subscription checks will be made payable to our company or as the business may otherwise direct.

Any funds received from this Offering will immediately be made available for our use and retained by us regardless of whether or not we sell any additional shares under this offering. Any funds not immediately used for corporate purposes will be deposited into an interest bearing account in our name, and interest accrued on such funds will be retained by us.

ITEM 9: LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings, nor are we aware of any government authority contemplating any legal proceeding against it.

ITEM 10: DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Mr. Douglas Dewar, President, Member of the Board, age 56

Mr. Douglas Dewar has served as our President and a member of the Board of Directors since April 4, 2006. The term of his office is for two years and thereafter renewable on an annual basis. Mr. Dewar also served as Secretary/Treasurer from April 4, 2006 until his resignation on September 25, 2006.

Mr. Dewar is presently self-employed. In 1986, he founded, Dewar Sales and Associates Marketing Company. This company is a manufacturer’s agent for sporting goods which are sold to retailers. Examples of products he presently represents are tents, back packs, sportswear, camping equipment and electric motors.

Over the past 20 years, Mr. Dewar also owned a number of retail companies including:

Dewar’s Gallery and Gifts – 1995 to 1997;
Sea and Sun – 1990 to 1995; and
The Frozen Dolphin – 1987 to 1992.

For the outdoor recreational season in 1986 and 1987, he also was a consultant for Merchants Consolidated Ltd., a buying cooperative, to develop their suppliers for the outdoor division.

From 1973 through 1986 Mr. Dewar was a sales representative in British Columbia and Alberta for the ‘outbound division’ of Taymor Industries Ltd., a company located in Vancouver, British Columbia.

As Mr. Dewar is self-employed, he is able to dedicate significant time towards Chariot’s business development. Mr. Dewar is prepared to spend 30 hours a week when required and up to as much as 40 hours a week during the critical first 6 months of operation.

Mr. Dewar is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

James Davies, Secretary/Treasurer, Member of the Board, age 43

Mr. James Davies has served as Secretary/Treasurer and Director since September 25, 2006. The term of his office is for two years and is thereafter renewable on an annual basis.

Mr. Davies is presently the Territory Manager for Pro-Western Plastics, located in St. Albert, Alberta. He is responsible for maintaining their current customer base and qualifying incoming sales inquiries to determine which distributor is best suited for the sales lead. His territory covers the Pacific Northwest of Canada and United States. He accepted this position in January 2006.

From March 2003 through December 2005, Mr. Davies was the Sales Representative and Product Development Coordinator for GF Packaging (formerly General Fasteners Packaging Limited) of Delta, British Columbia. From January 2003 through March 2003 he served as Sales Manager for West Coast FoodPak Systems in Vancouver, British Columbia where he sourced products to meet customers’ requirements and developed the market to achieve projected sales targets. From September 2001 through December 2002, he served as Sales Manager for Austria Imports West Ltd., in Langley, British Columbia. His objective was to increase the client base and sales volume to prepare the business for sale. The objectives were achieved and the business was sold.

From April 1997 through August 2001, Mr. Davies maintained a position as Sales Representative for General Fasteners Packaging Limited located in Delta, British Columbia, where he developed the territory of the Fraser Valley for industrial packaging products. In 2000, Mr. Davies received a diploma for completing a Sales Skills Course with West Coast Speakers, of Vancouver, British Columbia.

From September 1994 through March 1997, Mr. Davies served as Operations Manager and Sales Representative for Saputo Foods Ltd., a company in Delta British Columbia. From September 1987 through March 1997, Mr. Davies accepted a position as Sales Manager for Austria Import West Ltd., of Langley, British Columbia.

In June 1981, Mr. Davies began Studies for Bachelor of Business Degree at Cariboo College/Thompson Rivers University, Kamloops, British Columbia. He continued these studies from September 1981 through December 1985, and graduated from Kwantlen College, Surrey campus, British Columbia in April 1987.

Mr. Davies is prepared to spend up to 20 hours a week of his time when we begin operations. Mr. Davies is not an officer or director of any reporting company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission.

Mr. Robert Doolan, Member of the Board of Directors, age 34

Mr. Robert Doolan has served on the Board of Directors since September 25, 2006.

Hired in January 2005 as a Sales Representative and Account Manager, Mr. Doolan became the District Sales Manager within six months for Waste Services (CA) Inc. located in Abbotsford, British Columbia. He has direct responsibility for management of new and current accounts.

From April 2003 through September 2005, Mr. Doolan was a Sales Representative/Account Manager for Smithrite Disposal Ltd. located in Coquitlam, British Columbia. Prior to this, from June 2002 to March 2003, he was an International Sales Representative with Mayan Resorts located in Nuevo Vallarta, Mexico.

In June 1990, Mr. Doolan entered the food services industry; first with Earls Restaurants in North Delta, British Columbia until September 1999, where he became Senior Manager, and then as Variable Manager with The Boathouse Restaurants in White Rock, British Columbia, until May 2002.

After graduating from Pleasant Valley Secondary in Armstrong, British Columbia, in June 1989, Mr. Doolan completed a one year business course at BCIT, a technical trade school in Burnaby, British Columbia.

Although Mr. Doolan is currently working full time, he is prepared to spend up to 10 hours a week of his time when operations begin. Mr. Doolan is not an officer or director of any reporting company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission.

None of our executive officers or directors have been involved in any bankruptcy proceedings within the last five years, been convicted in or has pending any criminal proceeding, been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or been found to have violated any federal, state or provincial securities or commodities laws.

ITEM 11: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following is a table detailing the current shareholders of Chariots owning 5% or more of the common stock, and shares owned by our directors and officers as of October 31, 2006:

Title of	Name and Address of Beneficial Owner	Amount and
Class		Nature of	Percent of
		Beneficial	Class[1]
		Ownership

Common	Douglas Dewar	1,500,000	42.86%
	President and member of the Board of Directors
	106 - 1636 Martin Drive, #268
	Surrey, British Columbia, Canada, V4A 6E7

Common	James Davies	1,000,000	28.57%
	Secretary/Treasurer member of the Board of Directors
	21 – 3363 Rosemary Heights Crescent
	Surrey, British Columbia, Canada, V3S 0X8

Common	Robert Doolan	1,000,000	28.52%
	Member of the Board of Directors
	139 – 15168 36 Avenue
	Surrey, British Columbia, Canada, V3S 0Z6

Common	Directors and officers as a group	3,500,000	100.00%

1 The percentage of class is based on the total number of shares outstanding of 3,500,000. We do not have any outstanding options, warrants or rights to acquire shares of capital stock.

ITEM 12: DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $0.001 par value. Each of the shares of common stock to be issued pursuant to this prospectus will be fully paid and non-assessable when issued. We are not authorized to issue any series or shares of preferred stock. Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by our By-Laws.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of our company, holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of our common stock are issued, the relative interest of then existing stockholders may be diluted.

ITEM 13: INTEREST OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in our company, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of our company.

Bateman & Co., Inc., P.C., whose office are located at 5 Briardale Court, Houston, TX 77027-2904, has issued an audit report dated January 3, 2007, on the viability of our business operations, which has been filed as an Exhibit to this prospectus with Bateman & Co., Inc.,’s consent.

W. Scott Lawler, Esq. whose offices are located at 11622 El Camino Real, Suite 100, San Diego, California, has issued an opinion on the validity of the shares offered by this prospectus, which has been filed as an Exhibit to this prospectus with Mr. Lawler’s consent.

ITEM 14: DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES LIABILITIES

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of our company and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Section 10 of our bylaws, we are authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and persons controlling the company pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15: ORGANIZATION WITHIN LAST FIVE YEARS

The Company was newly formed on April 4, 2006 and has had only limited start up operations to date. Also see

“CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” Item 19 below.

ITEM 16: DESCRIPTION OF BUSINESS

Business Development

The company was incorporated on April 4, 2006, in the State of Nevada. Operations have yet to begin, and there is currently no revenue and no significant assets. We have never been involved in any reclassification, merger, consolidation or purchase or sale of a significant amount of assets nor has Chariots ever declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings. Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a) (2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose and we have no intentions or plans to merge with or acquire another company to be used as a vehicle for a reverse acquisition in the foreseeable future.

Neither our Company nor our officers, directors, promoters or affiliates, have had preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

We intend to develop retail sales of electrically powered human transporters. We intend to purchase various models of transporters from a number of different manufacturers and suppliers and then sell and/or rent these units to two distinct markets. Firstly, we intend to target corporate clients who in turn will encourage their management, staff and employees to purchase the environmentally-friendly transporters. Secondly, we will market our products to individual purchasers who are either walk-in customers at our retail location or buyers who make enquiries via our website.

Human transporters are individually manned scooters where the individual propels himself to his chosen destination. We have a broad target market from the working commuter to the recreational enthusiast; from the senior who needs ease of mobility, to the student who needs inexpensive transportation to and from classes; or from the tourist who would like to explore a new locale with ease, to the curious individuals looking to try a new approach to urban mobility.

Principal Products and Services

We intend to retail and make available for rental various types of electrically powered personal transporters. Some of these are:

  The electric bicycle. This is a two-wheel ‘three-way’ power pedal bicycle. The rider can pedal as a regular bicycle, choose pedal assist with a mode switch on the handlebar, or choose full electric power with the grip handle speed control.
  The chariot. This unit has two wheels that are parallel with a pole in the middle. The user is able to stand on the platform above the wheels and lean forward, backwards or side to side and the transporter will respond accordingly, traveling upwards of 20km hour. With the latest advances in gyros, tilt sensors, and high performance motors these machines may become the most common means of transportation in densely populated centers and environmentally friendly communities.
  The quad. This unit has 4 wheels with a very stable platform and seat for the operator. Especially designed for seniors and those with disabilities, development has created transporters that are being used in expanded markets.
  For specific applications and sports enthusiasts, appropriately modified units will be available by special order.

The Market

We are planning to promote our transporters to large corporations throughout Western Canada, who will in turn offer the units to their management, staff and employees. Initially, we will direct our selling efforts toward those companies who are the primary employer in a single-industry based community. Our products are environmentally and ‘green’ friendly; not using fossil fuels.

We also plan to target the downtown commuter, outdoor enthusiast, and individuals visiting Vancouver. With a downtown population of over a quarter of a million people, Vancouver is the ideal place for the environmentally friendly personal human transporter. The population of the Greater Vancouver Regional District is in excess of 2 million and has a population density of 749 per square kilometer. (See en.wikipedia.org/wiki/Greater_Vancouver_Regional_District)

Competition and Competitive Strategy

As a start-up company our competitive position within the industry will be very poor. The challenge before us will be to build our business and establish Chariots as a viable going concern.

There are a number of retailers selling the same or similar products. As well, there are a number of rental companies who are offering bicycles, while others are offering fossil fuel driven transporters. We have been unable to find any company that is currently offering the environmentally friendly transporters that are targeting the corporate consumer or the commuter who lives too far from his workplace to walk but too close to drive his automobile.

Distribution

We intend to direct market to the corporate consumer. This will be done by way of personal appointments with purchasing agents.

We will also market through two key forms of advertising. The first will be through print media, direct mail and newspapers. We will seek to create a media presence and work towards establishing and identifying our niche market. The second will be to initiate cross promotions with rental shops, offering performance based commission on signed agreements.

Internet marketing will constitute a significant portion of our focus. By having a presence on the Internet, costs will likely remain lower than the competition and cross promotions will allow the name and service to reach a much wider audience than would otherwise be the case. We will model the website to show a fun and exciting way to enjoy life, the city of Vancouver, and a unique way to explore, commute, and save on parking.

Sources and Availability of Products and Supplies

After limited research, we have found numerous potential suppliers, both locally and internationally, who have appropriate transporters for our business purposes.

Local suppliers in Vancouver, Edmonton and Calgary have suitable product available on site. One advantage of dealing with a local supplier is the quick delivery time. With local suppliers, we would be purchasing the transporters only as specific orders are received. No surplus inventory would be kept in stock. Unfortunately, this would mean we would have to accept available models currently in their stock. Additionally, the cost of inventory would be higher.

Suppliers in the United States are willing to supply units either singly or by volume purchase with a pick-up option for better pricing. We would be able to order according to customer specification and anticipate cost prices would be lower due to an increased choice of distributors from which to choose.

The most cost effective method of purchasing inventory is to import a container load of product direct from manufacturers in China. This option would necessitate carrying much larger inventory volumes.

Until we have closed this offering and sufficient funds are available, no negotiations will be initiated, nor will any contracts be entered into with prospective suppliers.

Dependence on One or a Few Major Customers

Since we are targeting both corporations and individual consumers, we will not be dependant on one or a few major customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry, or any of the products or services that we plan to provide that would give cause for any patent, trademark or license infringements or violations. Chariots has also not entered into any franchise agreements or other contracts that has given, or could give rise to obligations or concessions.

Governmental Controls and Approvals

In regards to both the retail and the customer service parts of the business, the major area for government control or need for government approval would be concerning business licensing. We will ensure that every affiliate business working with us will have the necessary business license and are members in good standing with local governing authorities.

All of the product being offered for sale will be purchased from reputable service providers and will carry the necessary government and industry standard approvals. We will not promote products of any business that is restricted in Canada or the United States.

Existing or Probable Government Regulations

Other than the licensing requirements discussed above, there are no other types of government regulations existing nor are we aware of any such regulations being contemplated that adversely affect our ability to operate our business.

Research and Development Activities and Costs

We have not incurred any costs to date and have no plans to undertake any research and development activities during the first year of operation.

Compliance with Environmental Laws

There are no environmental laws that have been enacted, nor is there an awareness of any such laws being contemplated in the future that address issues specific to our business.

Facilities

We do not own or rent facilities of any kind. At present, we operate from the offices of our President, Mr. Dewar, and he provides this space free of charge. We will continue to use this space for the executive offices for the foreseeable future.

If enough funds have been raised from this offering, or alternatively, when Chariots has earned sufficient revenue from sales, we will lease a showroom with office space to service as our retail location.

Employees

Our officers and directors are responsible for all planning, developing, and operational duties and will continue to do so throughout the early stages of growth, doing whatever work is necessary to bring the business to the point of having positive cash flow. We have not contracted or made any plans with any entities or persons to provide subcontract services. We have no intentions in hiring employees until the business has been successfully launched and there is sufficient, reliable revenue flowing into Chariots from operations. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization. We do not expect to hire any employees within the first year of operations.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in the Risk Factors section and elsewhere in this prospectus. Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this prospectus.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at htttp://www.sec.gov.

ITEM 17: PLAN OF OPERATION

We are a development stage company with no operations, no revenues, no financial backing and few assets.

Our plan of operations is to establish ourselves as a company that provides customers with various types of electrically powered personal transporters. We plan to purchase an inventory of various kinds of transporters which we in turn will sell or rent to clientele; large corporations, downtown commuters, outdoor enthusiasts and international visitors to British Columbia. Individuals will be able to choose from a variety of products and models with different options, each designed to suite a particular need.

During the first stages of our growth, the officers and directors will provide all the labor required to effect our business plan – at no charge. Since we intend to operate with very limited administrative support, the officers and directors will continue to be responsible for all labor required to market our product for at least the first year of operations. Management has no intention of hiring any employees during the first year of operations.

We currently do not have the $94,000 needed to purchase inventory, fully develop our website, or market our product, nor do we have a source to supply the necessary funding if we are unsuccessful in raising the capital through this offering.

How long we will be able to satisfy our cash requirements, and whether we will require additional outside funding in the next twelve (12) months depends on how quickly our company can generate revenue and how much revenue can be generated. At the present time we only have funds available to complete the expenses of this offering. However, should we raise the entire $94,000 we are seeking from this Offering, management is of the opinion that no further funds will be required for the operation of our business during the twelve month period following the completion of this Offering. If we fail to raise any portion of the $94,000 we are seeking from this offering, we may have to find other methods to raise additional funds. At this time, there are no anticipated sources of additional funds in place.

Our plan is to raise enough funds from this Offering to enable us to purchase sufficient inventory to begin our marketing/rental program. While we have not yet secured inventory suppliers or made arrangements with anticipated affiliates in Vancouver, the officers have conducted a limited amount of research regarding the availability of inventory products and the suitability of potential affiliate vendors. The officers intend to identify specific suppliers as soon as funds are available.

Milestones

When sufficient funds are available from this Offering, we intend to design a promotional campaign that will be effective for each market. A website will be developed as the main source of promotion in an attempt to reduce recurring costs that are associated with the print medium. This website will utilize artwork and a logo and will be made available in English, French, and Cantonese. The website will outline a description of the personal transporters, fee structure, and ordering instructions. It will also include the mission statement, pictures of Vancouver, British Columbia, and contact information. Web server space will be contracted from a local Internet Service Provider (ISP), which has not yet been chosen. Together with telephone installation and hook-up costs, we expect to spend $3,000 for these services within the first three months of operation.

We will register and list the website address with widely used search engines and directories. When registering, we plan to use meta-tags and other descriptive keywords to increase the likelihood of people finding the site when conducting research on the Internet. As the business grows, we will expand our advertising to other mediums such as print media, radio, and possibly even television. We understand that development of the website is an important aspect for awareness with potential clients.

For every search engine there are many special interest websites dedicated to specific markets. Having a mutual link on a special interests site dedicated to our market would be beneficial, as it has the potential to draw a larger number of visitors and purchasers to the website. Creating mutual links is an effective means of marketing and cross promoting, as mutual links on targeted sites expose us to existing, qualified and interested consumers. These targeted sites have already done the web marketing and branding to draw traffic to their respective websites. The site visitors are likely to follow the link to the site and potentially purchase the services offered at the new destination, which is our website. Monthly costs will be incurred for these contacts. These costs will begin in the second quarter.

Our marketing package will include development of a company logo. We will begin to market our products using promotional brochures and information bulletins. The information brochures and bulletins should be ready for our promotional use by the end of the fourth month. We anticipate initially spending between $8,000 and $12,000 of our marketing and promotional budget for the design and production of these materials. The balance of our budget will be spent in the 3rd and 4th quarter of our business year.

We plan to engage in cross promotions with rental shops in Vancouver and Lower Mainland to increase the awareness of our products. Cross promotions will include working with the cruise ships that dock at Vancouver’s convention center and other travel packages that bring visitors to Vancouver. We intend to work with travel agencies and affiliates who will be offered performance-based incentive to sell rental packages for us. We expect to spend $6,000 to $8,000 on these promotional activities.

Depending on the funds available, we intend to purchase our first inventory within two months of the closing of this offering. Delivery will take 2 to 3 months. Initially, we expect to bring in $10,000 worth of inventory. The balance of our inventory will be purchased as soon as we are able to establish our retail location.

If we are able to raise at least $70,000 from the offering, we will contact prospective property managers. The lease agreement on a suitable premise should be in place within six months of the closing of this offering.

Expenditures

Chariots currently does not have the $94,000 needed to further develop our website, purchase our inventory or design and produce our marketing material.

As previously noted, we have raised $35,000 from the sale of stock to affiliates, officers and directors. To date, we have paid $9,780 of the expenses associated with this offering, which we expect to total $30,500. On December 31, 2006, we had $23,303 cash on hand. After the remaining $20,720 is used to complete this offering, we expect to have approximately $2,500 to purchase sample inventory. We believe that we will need $23,500 in order to begin operations. Further, we believe that we will need $94,000 to operate for the twelve-month period following the effective date of this prospectus.

Should we raise the entire $94,000 from this offering, management is of the opinion that no further funds would be required for the operation of our business for the twelve month period following the completion of this offering. In the event that we raise only a nominal amount of money from this Offering – $23,000 or less, our business plan will be on hold due to the lack of cash resources. Our immediate focus will be to identify and obtain financing to survive. Management does not have a definitive plan to provide additional funding.

Off Balance Sheet Arrangements We do not have any off-balance sheet arrangements.

ITEM 18: DESCRIPTION OF PROPERTY

We do not own any property, real or otherwise. For the first year, the business will conduct administrative affairs from the office located in the home of the president, Mr. Douglas Dewar, at no cost to the company.

We do not have any investments or interests in any real estate. The company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 19: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any director, executive officer, shareholder of Chariots or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On April 4, 2006, Douglas Dewar, who is the founder of our company and a member of the board of directors, purchased by subscription 1,500,000 shares of common stock at a price of $0.01 per share for a total of $15,000.

The other officers and directors, namely, Mr. James Davies and Mr. Robert Doolan, each purchased 1,000,000 shares for a total of 2,000,000 shares of our company stock on September 25, 2006, in a private offering price of $0.01 per share for a total of $20,000.

There are no promoters being used in relation to this offering. No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from our company. No assets will be, nor is expected to be, acquired from any promoter on behalf of the company. We have not entered into any agreements that require disclosure to the shareholders.

ITEM 20: MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Currently there is no public trading market for Chariots stock, and we have not applied to have the common stock listed. We intend to apply to have the common stock quoted on the OTC Bulletin Board. No trading symbol has yet been assigned. We do not have any outstanding options, warrants to purchase or securities convertible into shares of common stock.

The Offering of the shares under this prospectus of 940,000 shares at the price of $.10 per share could have a material effect on the market price for the stock if it is approved for quotation on the OTC / BB.

We know that a total of 1,500,000 shares of the common stock will be available for resale to the public after April 4, 2007, and all of our current issued and outstanding 3,500,000 shares of the common stock will be available for resale to the public after September 25, 2007, subject to the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding which, in this case, will equal approximately 35,000 shares as of the date of this prospectus; or the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Rules Governing Low-Price Stocks that May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system. After filing the registration statement in which this prospectus is included, we intend to solicit a broker to apply for quotation of common stock on the NASD's OTC/BB.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transactions in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Holders

As of the filing of this prospectus, we have three shareholders of record of our company's common stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,500,000 shares, which may be sold pursuant to Rule 144 after September 25, 2007.

Dividends

As of the filing of this prospectus, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

ITEM 21: EXECUTIVE COMPENSATION

Our officers have not currently received and are not accruing any compensation. Our officers anticipate that they will not receive or accrue any compensation during the first year of operation.

ITEM 22: FINANCIAL STATEMENTS

The audited financial statements of Northwest Chariots Incorporated appear on pages F-1 through F-11.

ITEM 23: CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable

NORTHWEST CHARIOTS INCORPORATED

     (A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

with

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SEPTEMBER 30, 2006

Page
Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:
Balance Sheet	F-3

Statement of Operations	F-4

Statement of Cash Flows	F-5

Statement of Stockholders’ Equity	F-6

Notes to Financial Statements	F-7 to F-11

Bateman & Co., Inc., P.C. Certified Public Accountants

5 Briardale Court Houston, Texas 77027-2904 (713) 552-9800 FAX (713) 552-9700 www.batemanhouston.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders Of Northwest Chariots Incorporated

We have audited the accompanying balance sheet of Northwest Chariots Incorporated, (a Nevada corporation and a development stage enterprise) as of September 30, 2006, and the related statements of operations, stockholders’ equity, and cash flows for the period from inception, April 4, 2006, through September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northwest Chariots Incorporated (a development stage enterprise) as of September 30, 2006, and the results of its operations and its cash flows for the period from inception, April 4, 2006, through September 30, 2006, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is not currently engaged in a business and has suffered losses from development stage activities to date approximating $1,800, and has net worth of only approximately $33,000, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BATEMAN & CO., INC., P.C.

Houston, Texas January 3, 2007

Member
INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS
Offices in Principal Cities Around The World

NORTHWEST CHARIOTS INCORPORATED
(A Development Stage Company)

BALANCE SHEET

September 30,
2006
ASSETS
Current Assets:
Cash	$ 34,954
Total Current Assets	34,954

Total Assets	$ 34,954

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Current Liabilities
Accounts payable and accrued expenses	$ 1,705
Total Current Liabilities	1,705

Commitments and Contingencies

STOCKHOLDERS’ EQUITY

Capital Stock
Authorized:
75,000,000 common shares, par value $0.001 per share
Issued and outstanding:
3,500,000 common shares	3,500

Additional paid-in capital	31,500

Deficit Accumulated During the Development Stage	(1,751)
Total Stockholders’ Equity	33,249

Total Liabilities and Stockholders’ Equity	$ 34,954

The accompanying notes are an integral part of these statements.

NORTHWEST CHARIOTS INCORPORATED
(A Development Stage Company)

STATEMENT OF OPERATIONS

PERIOD FROM INCEPTION, APRIL 04, 2006, TO SEPTEMBER 30, 2006

Cumulative amounts
from Date of
Incorporation on
April 04, 2006 to
September 30, 2006

Revenue	$ -

Expenses
Organizational costs	1,705
Other general and administrative	46

1,751

Loss from Operations	(1,751)

Other Income
Interest Income	-

Net Loss	$ (1,751)

Basic And Diluted Loss Per Share	$ 0.00

Weighted Average Number Of Shares Outstanding	1,554,348

The accompanying notes are an integral part of these statements.

NORTHWEST CHARIOTS INCORPORATED
(A Development Stage Company)

STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION, APRIL 04, 2006, TO SEPTEMBER 30, 2006

Cumulative amounts
from Date of
Incorporation on
April 04, 2006 to
September 30, 2006

Cash Flows From Operating Activities
Net loss for the period	$ (1,751
)

Adjustments To Reconcile Net Loss To Net Cash Used
By Operating Activities
Accounts payable and accrued liabilities	1,705
Net Cash Flows From Operating Activities	(46)

Cash Flows From Financing Activities
Issuance of common shares	35,000
Net Cash Flows From Financing Activities	35,000
Net Cash Flows	34,954

Cash, Beginning Of Period	-

Cash, End Of Period	34,954

Supplemental Disclosure Of Cash Flow Information
Cash paid for:
Interest	$ -
Income taxes	-

The accompanying notes are an integral part of these statements.

NORTHWEST CHARIOTS INCORPORATED
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

SEPTEMBER 30, 2006

				DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE
	CAPITAL STOCK

			ADDITIONAL PAID-IN CAPITAL

	SHARES	AMOUNT			TOTAL

Shares issued for cash
at $0.01	3,500,000	$ 3,500	$ 31,500	$ -	$ 35,000

Net loss for the period
ended September 30,				(1,751)	(1,751)
2006

Balance, September	3,500,000	$ 3,500	$ 31,500	$ (1,751)	$ 33,249
30, 2006

The accompanying notes are an integral part of these statements.

NORTHWEST CHARIOTS INCORPORATED
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2006

1.	NATURE AND CONTINUANCE OF OPERATIONS

	a)	Organization

The Company was incorporated in the State of Nevada, United States of America, on April 04, 2006. The Company’s year end is September 30th.

	b)	Development Stage Activities

The Company is in the development stage and has not yet realized any revenues from its planned operations. Northwest Chariots’ business plan is to develop a retail sales and rental business for electrically powered human transporters. We Are planning to promote our transporters to large corporations throughout Western Canada. Our offices are in Vancouver, B.C.

Based upon the Company's business plan, it is a development stage enterprise. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

2.	SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements. The financial statements are stated in United States of America dollars.

a) Organizational and Start-up Costs
            Costs of start-up activities, including organizational costs, are expensed as incurred in accordance with SOP 98-5.

   b)         Income Taxes
               The Company has adopted the Statement of Financial Accounting Standards No. 109 – “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

               The Company has adopted the Statement of Financial Accounting Standards No. 109 – “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

NORTHWEST CHARIOTS INCORPORATED
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2006

c)	Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At September 30, 2006, the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

d)	Estimated Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

e)	Revenue Recognition

The company has had no revenues to date. It is the Company’s policy that revenues will be recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition." Under SAB 104, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

f)	Currency

The functional currency of the Company is the United States Dollar.

g)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

h)	Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

i)	Concentrations

Financial instruments that potentially subject the company to concentrations of credit risk consist principally of cash and cash equivalents. At September 30, 2006, the Company had no amounts of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government.

j)	Recent Accounting Pronouncements

NORTHWEST CHARIOTS INCORPORATED
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2006

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities," and a revised interpretation of FIN 46 ("FIN 46-R") in December 2003. FIN 46 requires certain variable interest entities ("VIEs") to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. Since January 31, 2003, the Company has not invested in any entities it believes are variable interest entities for which the Company is the primary beneficiary. For all arrangements entered into after January 31, 2003, the Company was required to continue to apply FIN 46 through April 30, 2004. The Company was required to adopt the provisions of FIN 46-R for those arrangements on May 1, 2004. For arrangements entered into prior to February 1, 2003, the Company was required to adopt the provisions of FIN 46-R on May 1, 2004. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board (FASB) issued FAS 123(R), Shareholder Based Payments, that, upon implementation, will impact the Company's net earnings and earnings per share, and change the classification of certain elements of the statement of cash flows. FAS 123(R) requires stock options and other share-based payments made to employees to be accounted for as compensation expense and recorded at fair value, and to reflect the related tax benefit received upon exercise of the options in the statement of cash flows as a financing activity inflow rather than an adjustment of operating activity as currently presented. Consistent with provisions of the new standard, the Company adopted FAS 123(R).

There were various other accounting standards and interpretations issued during 2006, none of which are expected to have a material impact on the Company's consolidated financial position, operations or cash flows.

k)	Other The Company consists of one reportable business segment. The Company paid no dividends during the periods presented.

3. BASIS OF PRESENTATION – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has no business operations to date and must secure additional financing to commence the Company’s plan of operations. These matters raise substantial doubt about the Company's ability to continue as going concern. In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon the Company's ability to meet its financing requirements, raise additional capital, and the success of its future operations. The Company intends to acquire additional operating capital through equity offerings to the public to fund its business plan. There is no assurance that the equity offerings will be successful in raising sufficient funds to commence operations or to

NORTHWEST CHARIOTS INCORPORATED
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2006

assure the eventual profitability of the Company. Management believes that actions planned and presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from these uncertainties.

4.	COMMON STOCK

The Company’s authorized common stock consists of 75,000,000 shares with a par value of $0.001 per share.

On April 04, 2006, the Company issued 1,500,000 shares of common stock at a price of $0.01 for cash totaling $15,000.

On November 25, 2006, the Company issued 2,000,000 shares of common stock at a price of $0.01 for cash totaling $20,000.

5.	INCOME TAXES

The Company is subject to US federal income taxes. The Company has had no income, and therefore has paid no income tax.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company’s deferred tax assets consist entirely of the benefit from net operating loss (NOL) carry-forwards. The net operating loss carry forwards expire in 2027. The Company’s deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry-forwards. Net operating loss carry-forwards may be further limited by a change in company ownership and other provisions of the tax laws.

The provision for refundable Federal income tax, using an effective tax rate of 15%, consists of the following:

Period Ended
September 30,
2006

Refundable Federal income tax attributable to:
Current operations	$(263)
Timing differences, Organizational costs	230
Change in deferred tax valuation allowance	33
Net refundable amount	-

NORTHWEST CHARIOTS INCORPORATED
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2006

The cumulative tax effect at the expected rate of 15% of significant items comprising our net deferred tax amount is as follows:

Deferred tax asset attributable to:	September 30, 2006
Net operating loss carryover	$33
Less, Valuation allowance	(33)
Net deferred tax asset	-

At September 30, 2006, we had an unused net operating loss carryover approximating $216 that is available to offset future taxable income; it expires beginning in 2026.

6.	RELATED PARTY TRANSACTIONS

The Company uses the offices of its President for its minimal office facility needs for no consideration. In addition, the President performed services on behalf of the Company without compensation during the period ended September 30, 2006. No provision for these costs has been provided since it has been determined that they are immaterial.

7.	SUBSEQUENT EVENTS

The Company proposes to file a Form SB-2 Registration Statement to offer the public up to 940,000 common shares at $0.10 per share.

[OUTSIDE BACK COVER PAGE OF PROSPECTUS]
Dealer Prospectus Delivery Requirements

Until ninety (90) days from the effective date of this registration statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Northwest Chariots Incorporated officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Nevada law; provided, however, that the company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in sole discretion, pursuant to the powers vested under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the company, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by it to an officer of the company except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Northwest Chariots Incorporated has expended, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$13,000

Audit Fees	$13,000

Transfer Agent Fees	2,000

SEC Registration, Printing Costs and Miscellaneous Administrative Expenses	2,500

Total	$30,500

RECENT SALES OF UNREGISTERED SECURITIES

Northwest Chariots Incorporated has sold securities within the past three years without registering the securities under the Securities Act of 1933 on two separate occasions.

Mr. Douglas Dewar purchased by subscription 1,500,000 shares of common stock from our company on April 4, 2006, for $15,000. No underwriters were used, and no commissions or other remuneration was paid except to the company. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. Mr. Dewar’s shares continue to be subject to Rule 144 of the Securities Act of 1933.

On September 25, 2006, a private offering was completed, under which 2,000,000 shares of common stock were sold by subscription at a price of $.01 per share to 2 shareholders for an additional $20,000. No underwriters were used, and no commissions or other remuneration were paid except to the company. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. All shareholders continue to be subject to Rule 144 of the Securities Act of 1933.

We qualified for an exemption from registration under Rule 504 in both of these issuances since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933. Neither our company nor any person acting on its behalf offered or sold any of the securities by any form of general solicitation or general advertising. The securities sold are restricted shares; the purchasers were informed that the securities cannot be resold without the securities being registered under the Securities Act of 1933 or an exemption there from. We exercised reasonable care to assure that the purchases were not underwritten within the meaning of section 2(a) (11) of this Act including but not limited to the placement of a restrictive legend on the certificates representing the shares, and the aggregate offering price was less that $1,000,000.

The following table provides details of all stock sales transactions that have taken place during the period from the Company’s formation, on April 4, 2006, to the date of this Registration Statement.

Stock Purchaser’s Name	Date of Purchase	Total Number of Shares
		Purchased

Douglas Dewar	April 4, 2006	1,500,000

James Davies	September 25, 2006	1,000,000

Robert Doolan	September 25, 2006	1,000,000

Total		3,500,000

Item 27. Exhibits

Number	Description
3.1	Articles of Incorporation.	Filed Herewith
3.2	Bylaws.	Filed Herewith
5	Opinion re: Legality.	Filed Herewith
23.1	Consent of Accountant.	Filed Herewith
23.2	Consent of Attorney.	Filed Herewith (included in Exhibit 5)

UNDERTAKINGS

Northwest Chariots Incorporated hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Northwest Chariots Incorporated has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by Northwest Chariots Incorporated of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Northwest Chariots Incorporated will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Northwest Chariots Incorporated will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Surrey, Province of British Columbia, Canada, on January 30, 2007.

NORTHWEST CHARIOTS INCORPORATED

/s/ Douglas Dewar Douglas Dewar President, Principle Executive Officer

/s/ James Davies

James Davies

Secretary/Treasurer, Principle Financial Officer and Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Douglas Dewar	January 30, 2007

Douglas Dewar
Director

/s/ James Davies	January 30, 2007

James Davies
Director

/s/ Robert Doolan	January 30, 2007

Robert Doolan
Director